For additional information, contact:
T. Heath Fountain
Chief Executive Officer and Acting Chief Financial Officer
229-426-6000, extension 6012

COLONY BANKCORP REPORTS FIRST QUARTER 2023 RESULTS
DECLARES QUARTERLY CASH DIVIDEND OF $0.11 PER SHARE

FITZGERALD, GA. (April 27, 2023) – Colony Bankcorp, Inc. (Nasdaq: CBAN) (“Colony” or the “Company”) today reported financial results for the first quarter of 2023. Financial highlights are shown below.

Financial Highlights:

•Net income decreased to $5.0 million, or $0.29 per diluted share, for the first quarter of 2023, compared to $5.6 million, or $0.31 per diluted share, for the fourth quarter of 2022, and $5.3 million, or $0.34 per diluted share, for the first quarter of 2022.
•Operating net income decreased to $5.5 million, or $0.31 of adjusted earnings per diluted share, for the first quarter of 2023, compared to $5.6 million, or $0.31 of adjusted earnings per diluted share, for the fourth quarter of 2022, and an increase from $5.4 million, or $0.37 of adjusted earnings per diluted share, for the first quarter of 2022. (See Reconciliation of Non-GAAP Measures).
•Strong liquidity with available sources of funding of approximately $1.3 billion at March 31, 2023. No overnight borrowings utilized or Federal Reserve Bank Term Funding program used as of March 31, 2023.
•Estimated uninsured deposits of $790.7 million, or 30.96% of total Bank deposits at March 31, 2023. Adjusted uninsured deposit estimate (excluding deposits collateralized by public funds or internal accounts) of $444.6 million, or 17.41% of total Bank deposits at March 31, 2023.
•Provision for credit losses of $900,000 was recorded in first quarter of 2023 and fourth quarter of 2022, and $50,000 in first quarter of 2022.
•Total loans were $1.80 billion at March 31, 2023, an increase of $62.7 million, or 3.61% from the prior quarter.
•Total deposits were $2.52 billion and $2.49 billion at March 31, 2023 and December 31, 2022, respectively, an increase of $25.1 million.
•Mortgage production was $62.0 million, and mortgage sales totaled $37.6 million in the first quarter of 2023 compared to $92.6 million and $38.1 million, respectively, for the fourth quarter of 2022.
•Small Business Specialty Lending (“SBSL”) closed $19.6 million in Small Business Administration (“SBA”) loans and sold $11.5 million in SBA loans in the first quarter of 2023 compared to $29.0 million and $18.0 million, respectively, for the fourth quarter of 2022.

The Company also announced that on April 27, 2023, the Board of Directors declared a quarterly cash dividend of $0.11 per share, to be paid on its common stock on May 24, 2023, to shareholders of record as of the close of business on May 10, 2023. The Company had 17,593,879 shares of its common stock outstanding as of April 26, 2023.

“Despite the recent stress in the banking industry, Colony continues to remain resilient and adapt to the changing landscape. We remain committed to delivering value to our shareholders, while also ensuring that we are meeting the needs of our customers and the communities we serve” said Heath Fountain, Chief Executive Officer and Acting Chief Financial Officer.

“Our long customer relationships and diversified core deposit base provide consistent funding for our operations, and our liquidity remains strong. Adjusted uninsured deposits represent a small percentage of our overall deposits, which increases the stability of our deposit base and lowers our overall funding risk.”

“The loan loss reserve methodology for Current Expected Credit Losses (CECL) was implemented on January 1, 2023, with an initial increase of $1.2 million only resulting from the newly required reserve on unfunded commitments. The provision for credit losses for the quarter of $900,000 was primarily related to the loan growth of

$62.7 million, or 3.6%, from the prior quarter. Asset quality remains strong and well managed in the first quarter with a small increase in non performing loans, and criticized and classified loans remain stable.”

“Quarter over quarter non-interest expenses declined as growth slowed during the first quarter. By focusing on managing expenses in a lower growth environment, we can improve profitability and eliminate unnecessary costs. This disciplined approach to expense management will allow us to weather any economic challenges and position ourselves for long-term success.”

Balance Sheet

•Total assets were $3.00 billion at March 31, 2023, an increase of $60.4 million from December 31, 2022.
•Total loans, including loans held for sale, were at $1.81 billion at March 31, 2023, an increase of $58.6 million from the quarter ended December 31, 2022.
•Total deposits were $2.52 billion and $2.49 billion at March 31, 2023 and December 31, 2022, respectively, an increase of $25.1 million. Time deposits increased $128.2 million, which was offset by decreases in other interest bearing deposits and noninterest bearing deposits of $103.1 million from December 31, 2022 to March 31, 2023.
•Total borrowings at March 31, 2023 totaled $228.4 million, an increase of $25.0 million or, 12.3%, compared to December 31, 2022 related to additional Federal Home Loan Bank advances, offset by payback of borrowings from the Federal Reserve Bank.

Capital

•Colony continues to maintain a strong capital position, with ratios that exceed regulatory minimums required to be considered as “well-capitalized.”
•Preliminary tier one leverage ratio, tier one capital ratio, total risk-based capital ratio and common equity tier one capital ratio were 8.90%, 12.14%, 14.80%, and 11.01%, respectively, at March 31, 2023.

First Quarter Results of Operations

•Net interest income, on a tax-equivalent basis, for the first quarter of 2023 totaled $20.7 million , compared to $19.3 million for the first quarter of 2022. The increase during the first quarter of 2023 compared to the same period in 2022 is primarily attributable to increases in loan volume and purchases of investment securities, offset by increases in deposit rates and increases in borrowings to fund loan growth.
•Net interest margin for the first quarter of 2023 decreased five basis points from the first quarter of 2022. The decrease is the result of an increase in deposit rates along with an increase in borrowings, offset by higher yielding investment securities, an increase in rates paid on deposits with the Federal Reserve and an increase in loan rates.
•Noninterest income totaled $7.7 million for the first quarter ended March 31, 2023, a decrease of $1.5 million, or 16.3%, compared to the same period in 2022. The decrease was primarily attributable to decreases in mortgage fee income and SBSL loan sales.
•Noninterest expense totaled $21.2 million for the first quarter ended March 31, 2023, compared to $21.8 million for the same period in 2022. This was a result of overall decreases in the salaries and employee benefits related to lower commissions and bonus expenses, offset by severance and acquisition related vendor contract buyouts in the first quarter 2023 compared to the same period in 2022.

Asset Quality

•Nonperforming assets totaled $7.8 million and $6.4 million at March 31, 2023 and December 31, 2022, respectively, an increase of $1.5 million.
•Other real estate owned and repossessed assets remained stable at $651,000 for March 31, 2023 and December 31, 2022.
•Net loans charged-off were $237,000, or 0.05% of average loans for the first quarter of 2023, compared to net charge-offs of $154,000 or 0.04% for the fourth quarter of 2022.
•The credit loss reserve was $16.6 million, or 0.92% of total loans, at March 31, 2023, compared to $16.1 million, or 0.93% of total loans at December 31, 2022.

Earnings call information

The Company will host an earnings conference call at 9:00 a.m. EST on Friday, April 28, 2023, to discuss the recent results and answer appropriate questions. The conference call can be accessed by dialing 1-833-470-1428 (or 1-929-526-1599 for international participants). The conference call access code is 759681. A replay of the call will be available until Friday, May 5, 2023. To listen to the replay, dial 1-866-813-9403 and enter the access code 139617.

About Colony Bankcorp

Colony Bankcorp, Inc. is the bank holding company for Colony Bank. Founded in 1975 and headquartered in Fitzgerald, Georgia, Colony operates 36 locations throughout Georgia and is now serving Alabama. At Colony Bank, we offer a range of banking solutions for personal and business customers. In addition to traditional banking services, Colony provides specialized solutions including mortgage, government guaranteed lending, consumer insurance, wealth management and merchant services. Colony’s common stock is traded on the NASDAQ Global Market under the symbol “CBAN.” For more information, please visit www.colony.bank. You can also follow the Company on social media.

Forward-Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to: (i) projections and/or expectations of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; (iv) statements regarding growth strategy, capital management, liquidity and funding, and future profitability; and (v) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: the impact of current and economic conditions, particularly those affecting the financial services industry, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; potential impacts of the recent adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; risks arising from media coverage of the banking industry; risks arising from perceived instability in the banking sector; the risks of changes in interest rates and their effects on the level, cost, and composition of, and competition for, deposits, loan demand and timing of payments, the values of loan collateral, securities, and interest sensitive assets and liabilities; the ability to attract new or retain existing deposits, to retain or grow loans or additional interest and fee income, or to control noninterest expense; the effect of pricing pressures on the Company’s net interest margin; the failure of assumptions underlying the establishment of reserves for possible credit losses, fair value for loans and other real estate owned; changes in real estate values; the Company’s ability to implement its various strategic and growth initiatives; increased competition in the financial services industry, particularly from regional and national institutions, as well as from fintech companies; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; changes in the prices, values and sales volumes of residential and commercial real estate; developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; legislation or regulatory changes which adversely affect the ability of the consolidated Company to conduct business combinations or new operations; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs; potential impact of the phase-out of the London Interbank

Offered Rate (“LIBOR”) or other changes involving LIBOR; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, or uncertainties surrounding the debt ceiling and the federal budget; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in the stock market prices on our investment securities; the effects of war or other conflicts including the impacts related to or resulting from Russia’s military action in Ukraine; risks related to the Company’s recently completed acquisitions, including that the anticipated benefits from the recently completed acquisitions are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions or other unexpected factors or events; the risks associated with the Company’s pursuit of future acquisitions; and general competitive, economic, political and market conditions or other unexpected factors or events. These and other factors, risks and uncertainties could cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

Explanation of Certain Unaudited Non-GAAP Financial Measures

The measures entitled operating net income, adjusted earnings per diluted share, tangible book value per common share, tangible equity to tangible assets, operating efficiency ratio and pre-provision net revenue are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are net income, diluted earnings per share, book value per common share, total equity to total assets, efficiency ratio, and net interest income before provision for credit losses, respectively. Operating net income and operating efficiency ratio both exclude acquisition-related expenses, severance costs and FHLB mark from called borrowings from net income and efficiency ratio, respectively. Acquisition-related expenses includes fees associated with acquisitions and vendor contract buyouts. Severance costs includes costs associated with termination and retirement of employees. Adjusted earnings per diluted share includes the adjustments to operating net income. Tangible book value per common share and tangible equity to tangible assets exclude goodwill and other intangibles from book value per common share and total equity to total assets, respectively. Pre-provision net revenue is calculated by adding noninterest income to net interest income before provision for credit losses, and subtracting noninterest expense.

Management uses these non-GAAP financial measures in its analysis of the Company's performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company's performance, and if not provided would be requested by the investor community. The Company believes the non-GAAP measures enhance investors' understanding of the Company's business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently.

These disclosures should not be considered an alternative to GAAP. The computations of operating net income, adjusted earnings per diluted share, tangible book value per common share, tangible equity to tangible assets, operating efficiency ratio, and pre-provision net revenue and the reconciliation of these measures to net income, diluted earnings per share, book value per common share, total equity to total assets, efficiency ratio, and net interest income before provision for credit losses are set forth in the table below.

Colony Bankcorp, Inc.
Reconciliation of Non-GAAP Measures

	2023	2022
(dollars in thousands, except per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Operating net income reconciliation
Net income (GAAP)	$5,043	$5,551	$5,252	$3,415	$5,324
FHLB mark from called borrowings	—	—	—	751	—
Severance costs	431	—	—	1,346	—
Acquisition-related expenses	161	—	2	1	139
Income tax benefit	(107)	—	—	(272)	(26)
Operating net income	$5,528	$5,551	$5,254	$5,241	$5,437
Weighted average diluted shares	17,595,688	17,630,971	17,645,119	17,586,276	15,877,695
Adjusted earnings per diluted share	$0.31	$0.31	$0.30	$0.30	$0.37

Tangible book value per common share reconciliation
Book value per common share (GAAP)	$13.57	$13.08	$12.81	$13.34	$14.23
Effect of goodwill and other intangibles	(3.08)	(3.10)	(3.12)	(3.44)	(3.40)
Tangible book value per common share	$10.49	$9.98	$9.69	$9.90	$10.83

Tangible equity to tangible assets reconciliation
Equity to assets (GAAP)	7.97%	7.84%	8.06%	8.60%	9.32%
Effect of goodwill and other intangibles	(1.70)%	(1.74)%	(1.84)%	(2.08)%	(2.07)%
Tangible equity to tangible assets	6.27%	6.10%	6.22%	6.52%	7.25%

Operating efficiency ratio calculation
Efficiency ratio (GAAP)	74.98%	75.03%	73.57%	83.75%	76.94%
Severance costs	(1.53)	—	—	(4.61)	—
Acquisition-related expenses	(0.57)	—	(0.01)	—	(2.20)
FHLB mark from called borrowing	—	—	—	(0.65)	—
Operating efficiency ratio	72.88%	75.03%	73.56%	78.49%	74.74%

Pre-provision net revenue
Net interest income before provision for credit losses	$20,568	$21,400	$20,865	$19,167	$19,188
Noninterest income	7,659	7,688	8,179	10,058	9,152
Total income	28,227	29,088	29,044	29,225	28,340
Noninterest expense	21,165	21,826	21,367	24,476	21,805
Pre-provision net revenue	$7,063	$7,262	$7,677	$4,749	$6,535

Colony Bankcorp, Inc.
Selected Financial Information

	2023	2022
(dollars in thousands, except per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
EARNINGS SUMMARY
Net interest income	$20,568	$21,400	$20,865	$19,167	$19,188
Provision for credit losses	900	900	1,320	1,100	50
Noninterest income	7,659	7,688	8,179	10,058	9,152
Noninterest expense	21,165	21,826	21,367	24,476	21,805
Income taxes	1,119	811	1,105	234	1,161
Net income	5,043	5,551	5,252	3,415	5,324
PERFORMANCE MEASURES
Per common share:
Common shares outstanding	17,593,879	17,598,123	17,641,123	17,581,212	17,586,333
Weighted average basic shares	17,595,688	17,630,971	17,645,119	17,586,276	15,877,695
Weighted average diluted shares	17,595,688	17,630,971	17,645,119	17,586,276	15,877,695
Earnings per basic share	$0.29	$0.31	$0.30	$0.19	$0.34
Earnings per diluted share	0.29	0.31	0.30	0.19	0.34
Adjusted earnings per diluted share(b)	0.31	0.31	0.30	0.30	0.37
Cash dividends declared per share	0.1100	0.1075	0.1075	0.1075	0.1075
Common book value per share	13.57	13.08	12.81	13.34	14.23
Tangible book value per common share(b)	10.49	9.98	9.69	9.90	10.83
Pre-provision net revenue(b)	$7,063	$7,262	$7,677	$4,749	$6,535

Performance ratios:
Net interest margin (a)	3.08%	3.23%	3.25%	3.15%	3.13%
Return on average assets	0.69	0.77	0.75	0.51	0.81
Return on average total equity	8.73	9.76	8.85	5.68	8.88
Efficiency ratio	74.98	75.03	73.57	83.75	76.94
Operating efficiency ratio (b)	72.88	75.03	73.56	78.49	74.74

Colony Bankcorp, Inc.
Selected Financial Information

	2023	2022
(dollars in thousands, except per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
ASSET QUALITY
Nonperforming loans (NPLs)	$7,165	$5,710	$5,302	$4,948	$6,171
Other real estate owned	651	651	246	246	246
Repossessed assets	—	—	—	47	48
Total nonperforming assets (NPAs)	7,816	6,361	5,548	5,241	6,465
Classified loans	14,538	14,414	17,755	19,247	18,306
Criticized loans	38,111	39,760	43,377	49,204	52,859
Net loan (recoveries)/charge-offs	237	154	198	58	41
Allowance for credit losses to total loans	0.92%	0.93%	0.96%	0.96%	0.95%
Allowance for credit losses to total NPLs	231.67	282.45	286.34	282.19	209.35
Allowance for credit losses to total NPAs	212.37	253.55	273.65	266.42	199.83
Net (recoveries)/charge-offs to average loans	0.05	0.04	0.05	0.02	0.01
NPLs to total loans	0.40	0.33	0.33	0.34	0.46
NPAs to total assets	0.26	0.22	0.20	0.19	0.24
NPAs to total loans and foreclosed assets	0.43	0.37	0.35	0.36	0.48

AVERAGE BALANCES
Total assets	2,949,986	2,863,046	2,777,390	2,676,612	2,679,242
Loans, net	1,765,845	1,637,034	1,509,202	1,384,795	1,333,784
Loans, held for sale	14,007	22,644	30,238	29,843	28,650
Deposits	2,473,464	2,460,664	2,366,710	2,325,756	2,341,357
Total stockholders’ equity	234,147	225,639	235,557	241,281	243,120
(a) Computed using fully taxable-equivalent net income.
(b) Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP.

Colony Bankcorp, Inc.
Average Balance Sheet and Net Interest Analysis

	Three Months Ended March 31,
	2023			2022
(dollars in thousands)	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Assets
Interest-earning assets:
Loans, net of unearned income [1]	$1,779,852	$22,199	5.06%	$1,362,434	$16,060	4.78%
Investment securities, taxable	786,900	5,374	2.77%	866,445	3,753	1.76%
Investment securities, tax-exempt [2]	114,346	594	2.11%	111,007	516	1.89%
Deposits in banks and short term investments	50,898	357	2.85%	161,653	56	0.14%
Total interest-earning assets	2,731,996	28,524	4.23%	2,501,539	20,385	3.30%
Noninterest-earning assets	217,990			177,703
Total assets	$2,949,986			$2,679,242
Liabilities and stockholders' equity
Interest-bearing liabilities:
Interest-earning demand and savings	$1,409,834	$2,324	0.67%	$1,445,408	$261	0.07%
Other time	507,415	2,675	2.14%	343,215	338	0.40%
Total interest-bearing deposits	1,917,249	4,999	1.06%	1,788,623	599	0.14%
Federal funds purchased	7,012	88	5.09%	—	—	—%
Federal Home Loan Bank advances	149,444	1,626	4.41%	51,678	249	1.95%
Other borrowings	76,083	1,089	5.80%	32,181	201	2.53%
Total other interest-bearing liabilities	232,539	2,803	4.89%	83,859	450	2.18%
Total interest-bearing liabilities	2,149,788	7,802	1.47%	1,872,482	1,049	0.23%
Noninterest-bearing liabilities:
Demand deposits	556,216			$552,734
Other liabilities	9,835			10,906
Stockholders' equity	234,147			243,120
Total noninterest-bearing liabilities and stockholders' equity	800,198			806,760
Total liabilities and stockholders' equity	$2,949,986			$2,679,242
Interest rate spread			2.76%			3.08%
Net interest income		$20,722			$19,336
Net interest margin			3.08%			3.13%

1The average balance of loans includes the average balance of nonaccrual loans. Income on such loans is recognized and recorded on the cash basis. Taxable-equivalent adjustments totaling $45,000 and $50,000 for the quarters ended March 31, 2023 and 2022, respectively, are included in income and fees on loans. Accretion income of $71,000 and $269,000 for the quarters ended March 31, 2023 and 2022 are also included in income and fees on loans.
2Taxable-equivalent adjustments totaling $108,000 and $98,000 for the quarters ended March 31, 2023 and 2022, respectively, are included in tax-exempt interest on investment securities.

Colony Bankcorp, Inc.
Segment Reporting
	2023	2022
(dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Banking Division
Net interest income	$20,138	$21,037	$20,508	$18,819	$18,824
Provision for credit losses	900	900	1,320	1,100	50
Noninterest income	4,918	4,312	4,288	5,187	4,300
Noninterest expenses	17,812	18,038	17,537	19,504	17,701
Income taxes	1,155	837	1,047	227	900
Segment income	$5,189	$5,574	$4,892	$3,175	$4,473

Total segment assets	$2,930,421	$2,857,893	$2,738,082	$2,664,966	$2,627,450

Full time employees	407	427	396	396	404

Mortgage Banking Division
Net interest income	$3	$(43)	$17	$57	$71
Provision for credit losses	—	—	—	—	—
Noninterest income	1,277	1,637	2,345	2,736	2,912
Noninterest expenses	1,712	1,936	2,289	2,799	2,711
Income taxes	(86)	(6)	10	(7)	101
Segment income	$(346)	$(336)	$63	$1	$171

Total segment assets	$7,895	$18,221	$16,905	$20,183	$19,417

Full time employees	59	65	61	59	62

Small Business Specialty Lending Division
Net interest income	$427	$406	$340	$291	$293
Provision for credit losses	—	—	—	—	—
Noninterest income	1,464	1,739	1,546	2,135	1,940
Noninterest expenses	1,641	1,852	1,541	2,173	1,393
Income taxes	50	(20)	48	14	160
Segment income	$200	$313	$297	$239	$680

Total segment assets	$58,625	$60,456	$50,925	$43,553	$39,921

Full time employees	30	30	29	28	28

Total Consolidated
Net interest income	$20,568	$21,400	$20,865	$19,167	$19,188
Provision for credit losses	900	900	1,320	1,100	50
Noninterest income	7,659	7,688	8,179	10,058	9,152
Noninterest expenses	21,165	21,826	21,367	24,476	21,805
Income taxes	1,119	811	1,105	234	1,161
Segment income	$5,043	$5,551	$5,252	$3,415	$5,324

Total segment assets	$2,996,941	$2,936,570	$2,805,912	$2,728,702	$2,686,788

Full time employees	496	522	486	483	494

Colony Bankcorp, Inc.
Consolidated Balance Sheets
	March 31, 2023	December 31, 2022
(dollars in thousands)	(unaudited)	(audited)
ASSETS
Cash and due from banks	$25,283	$20,584
Interest-bearing deposits in banks and federal funds sold	56,683	60,094
Cash and cash equivalents	81,966	80,678
Investment securities available for sale, at fair value	434,705	432,553
Investment securities held to maturity, at amortized cost	463,946	465,858
Other investments, at cost	14,999	13,793
Loans held for sale	13,623	17,743
Loans, net of unearned income	1,799,853	1,737,106
Allowance for credit losses	(16,599)	(16,128)
Loans, net	1,783,254	1,720,978
Premises and equipment	41,867	41,606
Other real estate	651	651
Goodwill	48,923	48,923
Other intangible assets	5,262	5,664
Bank owned life insurance	55,848	55,504
Deferred income taxes, net	26,254	28,199
Other assets	25,643	24,420
Total assets	$2,996,941	$2,936,570

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-bearing	$537,928	$569,170
Interest-bearing	1,978,201	1,921,827
Total deposits	2,516,129	2,490,997
Federal Home Loan Bank advances	165,000	125,000
Other borrowed money	63,375	78,352
Accrued expenses and other liabilities	13,660	11,953
Total liabilities	$2,758,164	$2,706,302

Stockholders’ equity
Common stock, $1 par value; 50,000,000 shares authorized, 17,593,879 and 17,598,123 issued and outstanding, respectively	$17,594	$17,598
Paid in capital	167,922	167,537
Retained earnings	113,485	111,573
Accumulated other comprehensive loss, net of tax	(60,224)	(66,440)
Total stockholders’ equity	238,777	230,268
Total liabilities and stockholders’ equity	$2,996,941	$2,936,570

Colony Bankcorp, Inc.
Consolidated Statements of Income (unaudited)
	Three months ended March 31,
	2023	2022
(dollars in thousands, except per share data)
Interest income:
Loans, including fees	$22,153	16,010
Investment securities	5,860	4,171
Deposits in banks and short term investments	357	56
Total interest income	28,370	20,237

Interest expense:
Deposits	4,999	599
Federal funds purchased	88	—
Federal Home Loan Bank advances	1,626	249
Other borrowings	1,089	201
Total interest expense	7,802	1,049
Net interest income	20,568	19,188
Provision for credit losses	900	50
Net interest income after provision for credit losses	19,668	19,138

Noninterest income:
Service charges on deposits	1,914	1,825
Mortgage fee income	1,183	2,912
Gain on sales of SBA loans	1,057	1,726
(Loss)/Gain on sales of securities	—	24
Interchange fees	2,068	2,000
BOLI income	331	312
Other	1,106	353
Total noninterest income	7,659	9,152

Noninterest expense:
Salaries and employee benefits	12,609	13,272
Occupancy and equipment	1,622	1,619
Acquisition related	—	139
Information technology expenses	2,341	2,354
Professional fees	715	869
Advertising and public relations	993	766
Communications	294	437
Other	2,591	2,349
Total noninterest expense	21,165	21,805
Income before income taxes	6,162	6,485
Income taxes	1,119	1,161
Net income	$5,043	$5,324
Earnings per common share:
Basic	$0.29	$0.34
Diluted	0.29	0.34
Dividends declared per share	0.11	0.1075
Weighted average common shares outstanding:
Basic	17,595,688	15,877,695
Diluted	17,595,688	15,877,695

Colony Bankcorp, Inc.
Quarterly Comparison
	2023	2022
(dollars in thousands, except per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Assets	$2,996,941	$2,936,570	$2,805,912	$2,728,702	$2,686,788
Loans, net	1,783,254	1,720,978	1,571,431	1,438,842	1,341,113
Deposits	2,516,129	2,490,997	2,409,662	2,331,511	2,350,786
Total equity	238,777	230,268	226,067	234,595	250,277
Net income	5,043	5,551	5,252	3,415	5,324
Earnings per basic share	$0.29	$0.31	$0.30	$0.19	$0.34

Key Performance Ratios:
Return on average assets	0.69%	0.77%	0.75%	0.51%	0.81%
Return on average total equity	8.73%	9.76%	8.85%	5.68%	8.88%
Total equity to total assets	7.97%	7.84%	8.06%	8.60%	9.32%
Tangible equity to tangible assets (a)	6.27%	6.10%	6.22%	6.52%	7.25%
Net interest margin	3.08%	3.23%	3.25%	3.15%	3.13%
(a) Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP.

Colony Bankcorp, Inc.
Quarterly Loan Comparison
	2023	2022
(dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Core	$1,614,216	$1,540,561	$1,372,257	$1,217,626	$1,093,513
Purchased	185,637	196,545	214,356	235,179	260,519
Total	$1,799,853	$1,737,106	$1,586,613	$1,452,805	$1,354,032

Colony Bankcorp, Inc.
Quarterly Loans by Location Comparison
	2023	2022
(dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Alabama	$41,118	$21,122	$7,291	$2,255	$—
Augusta	53,415	52,226	42,079	31,576	32,270
Coastal Georgia	248,253	259,730	252,083	246,187	229,976
Middle Georgia	119,720	115,504	114,630	99,827	81,607
Atlanta and North Georgia	419,480	375,106	356,421	299,901	264,355
South Georgia	448,558	457,283	449,684	445,309	430,687
West Georgia	204,664	210,676	177,431	170,847	157,050
Small Business Specialty Lending	50,513	45,944	35,267	23,539	40,321
Consumer Portfolio Mortgages	211,225	197,672	149,945	131,550	113,681
Marine/RV Lending	2,060	—	—	—	—
Other	847	1,843	1,782	1,814	4,085
Total	$1,799,853	$1,737,106	$1,586,613	$1,452,805	$1,354,032